UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dry Creek Drive, Suite 260

Longmont, Colorado  80503

(Address of principal executive offices, including zip code)

(303) 684-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2014, DigitalGlobe, Inc. (“Company”) held its annual meeting of stockholders. The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the annual meeting, which describe in detail each of the three proposals submitted to stockholders at the meeting.  For each of the proposals, a quorum was present. The final results for the votes regarding each proposal are set forth below.

Proposal One: The Company’s stockholders elected three Class II Directors, each to serve for a three-year term expiring at the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified.  The votes regarding this proposal were as follows:

Name of Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non- Votes
Gen. Howell M. Estes III	70,304,091	68,965	17,794	3,806,564
Kimberly Till	70,316,233	58,330	16,287	3,806,564
Eddy Zervigon	69,767,449	606,691	16,710	3,806,564

Proposal Two: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
53,821,693	16,372,315	196,842	3,806,564

Proposal Three: The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained
73,925,364	254,505	17,545

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2014	DIGITALGLOBE, INC.

	By:	/s/Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Secretary

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